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                                                                    Exhibit 23.1



Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and Prospectus of Provident Financial Group, Inc. and to the incorporation by reference therein of our report dated
January 19, 1999, with respect to the consolidated financial statements of Provident Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Cincinnati, Ohio
December 23, 1999